SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 20, 2005
                                                         -----------------

                               PACTIV CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)

         1-15157                                             36-2552989
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(Commission File Number)                        (IRS Employer Identification No)

         1900 West Field Court, Lake Forest, Illinois                   60045
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         (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (847) 482-2000

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Officer Compensation Arrangements

         Under the Company's 2002 Incentive Compensation (the "Plan"), the Company may grant key executives Performance Shares. These awards are granted over a three-year period, and may be earned at 0 to 200% of the grant or "target" amount based on the Company's performance against the performance measures determined by the Compensation/Nominating/ Governance ("C/N/G") Committee each year, subject to adjustment by the C/N/G Committee based on the Company's performance over the entire three-year period. The amounts earned are measured in shares, and may be paid out in cash or shares as determined by the C/N/G Committee. A list of the performance measures from which the C/N/G Committee may select is included in the Plan.

         The Board of Directors, upon the advice of the C/N/G Committee, had previously approved certain matters in connection with the Performance Shares Awards for the three-year period of 2005-07, including the 2005 performance measures and the size of the "pool" of Performance Shares available for the Company's CEO and the four other most highly compensated executive officers (collectively, the "named executives"). On December 15, 2005, the target amounts of the Awards for the participants in the Plan, including the named executives, were finalized. For the named executives, the target amounts are as follows:

         Richard L. Wambold:                 120,000 shares

         Andrew A. Campbell:                  50,000 shares

         Peter J. Lazaredes:                  55,000 shares

         John N. Schwab:                      45,000 shares

         James V. Faulkner, Jr.:              20,000 shares


SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report be signed on its behalf by the undersigned hereunto duly authorized.



Date:  December 20, 2005



PACTIV CORPORATION



By:    /s/ James V. Faulkner, Jr.
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       James V. Faulkner, Jr.
       Vice President and General Counsel